SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007
THORNBURG MORTGAGE, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-11914 (Commission File Number)	85-0404134 (IRS Employer Identification No.)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (505) 989-1900
N/A
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 17, 2007, the Board of Directors of Thornburg Mortgage, Inc. (the “Company”) appointed Larry A. Goldstone, 53, to the position of Chief Executive Officer of the Company, succeeding Garrett Thornburg, who has resigned from that position. Mr. Thornburg, who has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors since the Company commenced operations in 1993, will remain Chairman of the Board of Directors and continue to be actively involved with the Company.
     Mr. Goldstone has been the Company’s President and Chief Operating Officer and a member of the Company’s Board of Directors since the Company commenced operations in 1993. He will remain President of the Company. The Company does not to intend to replace the position of Chief Operating Officer at this time.
     Prior to cofounding the Company with Mr. Thornburg, Mr. Goldstone was Senior Vice President and Treasurer of Downey Savings and Loan, where he was responsible for cash and liquidity management, mortgage portfolio management, secondary marketing and interest rate risk management. Prior to that, Mr. Goldstone held a variety of increasingly responsible positions at Great American Bank, including manager in the Treasury and Mortgage Portfolio Management Departments, as well as Senior Vice President. Mr. Goldstone has extensive experience in all facets of mortgage finance, interest rate risk management and hedging. Mr. Goldstone holds a B.A. in Economics from New Mexico State University and an M.B.A. from the University of Arizona.
     Neither Mr. Goldstone, nor any member of his immediate family, is a party, directly or indirectly, to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except as follows which has previously been disclosed in the Company’s proxy statement filed on March 13, 2007. Pursuant to an employee residential mortgage loan program approved by the Company’s Board of Directors, certain of the Company’s officers and directors have obtained residential first lien mortgage loans from the Company. Mr. Goldstone holds two such residential mortgage loans from the Company. The mortgage balance at November 30, 2007 of one loan is $900,000, the largest outstanding balance from January 1, 2007 through November 30, 2007 is $900,000, the amount of principal paid from January 1, 2007 through November 30, 2007 is $0, the amount of interest paid from January 1, 2007 through November 30, 2007 is $53,625, the weighted average interest rate is 6.5% and the maturity date is July 1, 2036. The mortgage balance at November 30, 2007 of the other loan is $721,513, the largest outstanding balance from January 1, 2007 through November 30, 2007 is $739,976, the amount of principal paid from January 1, 2007 through November 30, 2007 is $18,463, the amount of interest paid from January 1, 2007 through November 30, 2007 is $30,469, the weighted average interest rate is 4.125% and the maturity date is November 1, 2031. Mr. Goldstone is also a managing director of Thornburg Mortgage Advisory Corporation, which manages the Company’s day-to-day operations.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.
Date: December 20, 2007	By:	/s/ Larry A. Goldstone
Larry A. Goldstone
Chief Executive Officer and President